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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 26, 2002


                               ARVINMERITOR, INC.
             (Exact name of registrant as specified in its charter)


             Indiana                      1-15983                38-3354643
(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                   File No.)          Identification No.)



                              2135 West Maple Road
                                 Troy, Michigan
                    (Address of principal executive offices)


                                   48084-7186
                                   (Zip code)


       Registrant's telephone number, including area code: (248) 435-1000
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

      On February 26, 2002, ArvinMeritor, Inc. (the "Company") issued and sold $400 million aggregate principal amount of its 8 -3/4 % Notes due March 1, 2012 (the "Notes") in an underwritten public offering. Reference is made to the Company's Registration Statement on Form S-3 (Registration No. 333-58760) filed under the Securities Act of 1933, as amended, and the related Prospectus, dated February 19, 2002, as supplemented by the Prospectus Supplement dated February 21, 2002, filed with the Securities and Exchange Commission. The Representatives of the underwriters in respect of the offering were J. P. Morgan Securities Inc. and Salomon Smith Barney Inc. (the "Representatives"). BNY Midwest Trust Company is the Trustee under the Indenture under which the Notes were issued. The Company intends to use the net proceeds of the offering to repay approximately $394 million aggregate principal amount of borrowings under its bank credit facilities.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits

                  1 Conformed copy of Underwriting Agreement dated February 21, 2002 between the Company and the Representatives.

                  4-a   Form of global certificate evidencing the Notes.

                  4-b Copy of resolutions of the Offering Committee of the Board of Directors, adopted on February 21, 2002, with respect to the terms of the Notes and approving the form of the Underwriting Agreement.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARVINMERITOR, INC.



                                        By: /s/  Vernon G. Baker, II
                                            ------------------------
                                                 Vernon G. Baker, II
                                                 Senior Vice President
                                                 and General Counsel

Date: March 1, 2002